Exhibit 99.1 News Release www.dcppartners.com

	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
	24-Hour:	303/887-5419

DCP MIDSTREAM PARTNERS REPORTS SOLID FIRST QUARTER 2012 RESULTS

•	Financial results in line with 2012 DCF forecast

•	Declared increase in quarterly distribution

•	Completed previously announced contribution from DCP Midstream of 66.7 percent interest in Southeast Texas joint venture

•	Expanding fee-based revenues through acquisition of 10 percent interest in Texas Express NGL Pipeline

•	Received investment grade credit rating from Moody’s

DENVER – DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today reported financial results for the three months ended March 31, 2012. The table below reflects first quarter 2012 and first quarter 2011 results on a consolidated basis and first quarter 2011 results as originally reported.

FIRST QUARTER 2012 SUMMARY RESULTS

	Three Months Ended March 31, (2)
	2012	2011		As Reported in 2011
	(Unaudited)
	(Millions, except per unit amounts)
Net income (loss) attributable to partners	$23.3	$—		$(5.9)
Net income (loss) per limited partner unit - basic and diluted	$0.26	$(0.28)		$(0.28)
Adjusted EBITDA(1)	$83.5	$63.9		$52.3
Adjusted net income attributable to partners(1)	$47.1	$35.1		$28.0
Adjusted net income per limited partner unit(1) - basic and diluted	$0.77	$0.57		$0.54
Distributable cash flow(1)	$55.0	*	*	$46.4

(1)	Denotes a financial measure not presented in accordance with U.S. generally accepted accounting principles, or GAAP. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measures under “Reconciliation of Non-GAAP Financial Measures” below.
(2)	In March 2012, the Partnership completed the contribution from DCP Midstream, LLC (“DCP Midstream”) of the remaining 66.7 percent interest in DCP Southeast Texas Holdings, GP, in a transaction between entities under common control. This transfer of net assets between entities under common control was accounted for as if the transaction had occurred at the beginning of the period, and prior years were retrospectively adjusted to furnish comparative information similar to the pooling method. In addition, results are presented as originally reported in 2011 for comparative purposes.
**	Distributable cash flow has not been calculated under the pooling method.

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FIRST QUARTER AND RECENT HIGHLIGHTS

•	We completed the previously announced contribution of the remaining 66.7% interest in the Southeast Texas joint venture from our general partner, DCP Midstream.

•

We acquired a 10% interest in the Texas Express Pipeline joint venture from the operator, Enterprise Product Partners, representing a total planned investment of approximately $85 million. The fee-based NGL pipeline infrastructure project will provide much-needed takeaway capacity from the Rockies, Permian Basin and Mid-Continent to the Gulf Coast. Texas Express is also integral to DCP Midstream’s assets and strategic positioning, including synergies with its recent investment in the Front Range NGL pipeline joint venture project. Additionally, a DCP Midstream affiliate committed 20,000 barrels per day to the pipeline, increasing total long term shipper commitments to 252,000 barrels per day. The pipeline is expected to be completed by the second quarter of 2013.

•	Our capital projects for the construction of our natural gas processing plant in the Eagle Ford shale and our Discovery deepwater natural gas gathering pipeline system are progressing on plan.

•

Our accomplishments related to our financial objectives position us well in terms of both liquidity and cost of capital to support our growth outlook, including co-investment opportunities with our general partner.

•

We received an investment grade rating of Baa3 / Stable from Moody’s. The rating complements our investment grade ratings of BBB- / Stable from S&P and Fitch Ratings and marks the final milestone in the successful execution of our investment grade plan.

•	We successfully executed our first 10-year public debt offering through the issuance of $350 million of 4.95% senior notes due 2022.

•	We raised $234 million in capital through the successful execution of a public equity offering.

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May 7, 2012	Phone:	303/605-1868
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CEO PERSPECTIVE

“Financial results and distribution growth were in line with our 2012 forecast, delivering a distribution coverage ratio of 1.3 times for the quarter”, said Mark Borer, president and CEO of the Partnership. “We continue to execute on our multi-faceted growth strategy of co-investment, third party acquisitions, and organic growth, which has enabled us to continue growing our distributions and diversifying our asset portfolio. We are pleased with our ongoing capital markets access and strong capital structure, which position us well to execute on our growth outlook.”

CONSOLIDATED FINANCIAL RESULTS

Adjusted EBITDA for the three months ended March 31, 2012 increased to $83.5 million from $63.9 million for three months ended March 31, 2011.

On April 27, 2012, we announced a quarterly distribution of $0.66 per limited partner unit. This represents an increase of 1.5 percent over the last quarterly distribution paid on February 14, 2012 and an increase of 5.6 percent over the distribution declared in the first quarter of 2011. Our distributable cash flow of $55.0 million for the three months ended March 31, 2012 provided a 1.3 times distribution coverage ratio for the quarter. The distribution coverage ratio for the last four quarters as reported was 1.1 times.

OPERATING RESULTS BY BUSINESS SEGMENT

Natural Gas Services — Adjusted segment EBITDA increased to $66.6 million for the three months ended March 31, 2012 from $50.7 million for the three months ended March 31, 2011, reflecting the addition of the remaining 49.9% interest in East Texas and timing of expenditures. Consolidated results are shown using the required pooling method of accounting, which include 100% of Southeast Texas and elimination of the storage business structure, which creates a different cash flow profile than the Partnership had in place during those periods.

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May 7, 2012	Phone:	303/605-1868
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NGL Logistics — Adjusted segment EBITDA increased to $11.8 million for the three months ended March 31, 2012 from $6.4 million for the three months ended March 31, 2011, reflecting the completion of the Wattenberg capital expansion project, increased throughput on our pipelines and our acquisition of the DJ Basin fractionators.

Wholesale Propane Logistics — Adjusted segment EBITDA decreased to $17.0 million for the three months ended March 31, 2012 from $18.5 million for the three months ended March 31, 2011, reflecting decreased volumes as a result of near record warm winter weather, partially offset by higher unit margins.

CORPORATE AND OTHER

Increased depreciation and amortization expense and interest expense for the three months ended March 31, 2012 reflect our acquisitions and organic capital spending. Additionally, interest expense for the three months ended March 31, 2012 includes higher borrowing costs related to our new credit facility and non-cash charges.

CAPITALIZATION

On March 13, 2012, we issued $350 million of 4.95% senior notes due 2022. We used the net proceeds of this offering to fund a portion of the dropdown of the 66.7% interest in Southeast Texas and to repay funds borrowed under our term loan and revolving credit facility.

At March 31, 2012, we had $865 million of total debt outstanding comprised of $598 million of senior notes and $267 million outstanding under our revolver. Total unused revolver capacity was $732 million. Our leverage ratio pursuant to our credit facility for the quarter ended March 31, 2012, was approximately 3.2 times. Our effective interest rate on our overall debt position, as of March 31, 2012, was 4.4 percent.

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May 7, 2012	Phone:	303/605-1868
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COMMODITY DERIVATIVE ACTIVITY

The objective of our commodity risk management program is to protect downside risk in our distributable cash flow. We utilize mark-to-market accounting treatment for our commodity derivative instruments. Mark-to-market accounting rules require companies to record currently in earnings the difference between their contracted future derivative settlement prices and the forward prices of the underlying commodities at the end of the accounting period. Revaluing our commodity derivative instruments based on futures pricing at the end of the period creates an asset or liability and associated non-cash gain or loss. Realized gains or losses from cash settlement of the derivative contracts occur monthly as our physical commodity sales are realized or when we rebalance our portfolio. Non-cash gains or losses associated with the mark-to-market accounting treatment of our commodity derivative instruments do not affect our distributable cash flow.

For the three months ended March 31, 2012, commodity derivative activity and total revenues included non-cash losses of $22.6 million. This compares to non-cash losses of $34.9 million for the three months ended March 31, 2011. The $17.3 million net hedge receipts for the three months ended March 31, 2012 were receipts of $21.0 million for commodity derivative activities related to the predecessor’s Southeast Texas Storage business, offset by $3.7 million of net payments primarily for the balance of our commodity hedging program. The $5.3 million net hedge payments for the three months ended March 31, 2011, were receipts of $1.3 million for commodity derivative activities related to the predecessor’s Southeast Texas Storage business and $6.6 million of net payments primarily for the balance of our commodity hedging program. While our earnings will continue to fluctuate as a result of the volatility in the commodity markets, our commodity derivative contracts mitigate a portion of the risk of weakening commodity prices thereby stabilizing distributable cash flows.

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
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EARNINGS CALL

DCP Midstream Partners will hold a conference call to discuss first quarter results on Tuesday, May 8, 2012 at 12 p.m. ET. The dial-in number for the call is 1-877-317-6789 in the United States or 1-412-317-6789 outside the United States. A live webcast of the call can be accessed on the Investor section of DCP Midstream Partners’ website at www.dcppartners.com. The call will be available for replay one hour after the end of the conference until 9 a.m. ET on May 16, 2012, by dialing 1-877-344-7529 in the United States, or 1-412-317-0088 outside the United States. The replay conference number is 10013726. A replay, transcript and presentation slides in PDF format will also be available by accessing the Investor section of the partnership’s website.

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
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NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the following non-GAAP financial measures: distributable cash flow, adjusted EBITDA, adjusted segment EBITDA, adjusted net income attributable to partners, and adjusted net income per unit. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Our non-GAAP financial measures should not be considered in isolation or as an alternative to our financial measures presented in accordance with GAAP, including net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by us may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.

We define distributable cash flow as net cash provided by or used in operating activities, less maintenance capital expenditures, net of reimbursable projects, plus or minus adjustments for non-cash mark-to-market of derivative instruments, proceeds from divestiture of assets, net income attributable to noncontrolling interests net of depreciation and income tax, net changes in operating assets and liabilities, and other adjustments to reconcile net cash provided by or used in operating activities. Historical distributable cash flow is calculated excluding the impact of retrospective adjustments related to any acquisitions presented under the pooling method. Maintenance capital expenditures are capital expenditures made where we add on to or improve capital assets owned, or acquire or construct new capital assets, if such expenditures are made to maintain, including over the long term, our operating or earnings capacity. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices. Distributable cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess our ability to make cash distributions to our unitholders and our general partner.

We define adjusted EBITDA as net income or loss attributable to partners less interest income, noncontrolling interest in depreciation and income tax expense and non-cash commodity derivative gains, plus interest expense, income tax expense, depreciation and amortization expense and non-cash commodity derivative losses. The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices. We define adjusted segment EBITDA for each segment as segment net income or loss attributable to partners less non-cash commodity derivative gains for that segment, plus

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depreciation and amortization expense and non-cash commodity derivative losses for that segment, adjusted for any noncontrolling interest on depreciation and amortization expense for that segment. Our adjusted EBITDA equals the sum of our adjusted segment EBITDAs, plus general and administrative expense.

Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as supplemental performance measure by our management and we believe by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;

•	viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities; and

•

in the case of Adjusted EBITDA, the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, make cash distributions to our unitholders and general partners, and finance maintenance capital expenditures.

We define adjusted net income attributable to partners as net income attributable to partners, plus non-cash derivative losses, less non-cash derivative gains. Adjusted net income per unit is then calculated from adjusted net income attributable to partners. These non-cash derivative losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. Adjusted net income attributable to partners and adjusted net income per unit are provided to illustrate trends in income excluding these non-cash derivative losses or gains, which may or may not be realized in future periods when derivative contracts are settled, due to fluctuating commodity prices.

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
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ABOUT DCP MIDSTREAM PARTNERS

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and Phillips 66. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.

CAUTIONARY STATEMENTS

This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream Partners, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

The key risk factors that may have a direct bearing on the Partnership’s results of operations and financial condition are described in detail in the Partnership’s periodic reports most recently filed with the Securities and Exchange Commission, including its most recent Form 10-K and most recent Form 10-Q. Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
	24-Hour:	303/887-5419

DCP MIDSTREAM PARTNERS, LP

FINANCIAL RESULTS AND

SUMMARY BALANCE SHEET DATA

(Unaudited)

	Three Months Ended March 31,
	2012	2011	As Reported in 2011
	(Millions, except per unit amounts)
Sales of natural gas, propane, NGLs and condensate	$487.1	$635.1	$429.7
Transportation, processing and other	43.8	39.0	35.6
(Loss) from commodity derivative activity, net	(5.3)	(40.2)	(40.2)

Total operating revenues	525.6	633.9	425.1
Purchases of natural gas, propane and NGLs	(431.2)	(562.1)	(375.0)
Operating and maintenance expense	(26.3)	(28.6)	(24.1)
Depreciation and amortization expense	(25.2)	(24.3)	(19.9)
General and administrative expense	(11.9)	(11.7)	(9.0)
Other income	0.1	0.1	0.1

Total operating costs and expenses	(494.5)	(626.6)	(427.9)

Operating income	31.1	7.3	(2.8)
Interest expense	(12.6)	(8.0)	(8.0)
Earnings from unconsolidated affiliates	5.7	4.5	8.6
Income tax expense	(0.2)	(0.3)	(0.2)
Net income attributable to noncontrolling interests	(0.7)	(3.5)	(3.5)

Net income (loss) attributable to partners	$23.3	$—	$(5.9)
Net income attributable to predecessor operations	(2.6)	(5.9)	—
General partner’s interest in net income	(8.4)	(5.5)	(5.5)

Net income (loss) allocable to limited partners	$12.3	$(11.4)	$(11.4)

Net income (loss) per limited partner unit—basic and diluted	$0.26	$(0.28)	$(0.28)

Weighted-average limited partner units outstanding—basic	46.9	41.3	41.3
Weighted-average limited partner units outstanding—diluted	47.0	41.3	41.3

	March 31, 2012	December 31, 2011	As Reported December 31, 2011
	(Millions)
Cash and cash equivalents	6.1	7.6	6.7
Other current assets	285.3	346.1	233.2
Property, plant and equipment, net	1,546.1	1,499.4	1,181.8
Other long-term assets	451.4	424.3	481.9

Total assets	$2,288.9	$2,277.4	$1,903.6

Current liabilities	304.5	380.5	269.2
Long-term debt	865.2	746.8	746.8
Other long-term liabilities	58.7	51.8	46.7
Partners’ equity	1,024.9	885.9	628.5
Noncontrolling interests	35.6	212.4	212.4

Total liabilities and equity	$2,288.9	$2,277.4	$1,903.6

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

May 7, 2012	Phone:	303/605-1868
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DCP MIDSTREAM PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended March 31,
	2012	2011	As Reported in 2011
	(Millions, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$23.3	$—	$(5.9)
Interest expense	12.6	8.0	8.0
Depreciation, amortization and income tax expense, net of noncontrolling interest	25.0	21.0	16.5
Non-cash commodity derivative mark-to-market	22.6	34.9	33.7

Adjusted EBITDA	83.5	63.9	52.3
Interest expense	(12.6)	(8.0)	(8.0)
Depreciation, amortization and income tax expense, net of noncontrolling interest	(25.0)	(21.0)	(16.5)
Other	1.2	0.2	0.2

Adjusted net income attributable to partners	47.1	35.1	28.0

Maintenance capital expenditures, net of reimbursable projects	(3.3)		(1.7)
Distributions from unconsolidated affiliates, net of earnings	(0.1)		2.7
Depreciation and amortization, net of noncontrolling interest	24.8		16.4
Proceeds from sale of assets, net of noncontrolling interest	—		0.2
Impact of minimum volume receipt for throughput commitment	1.6		0.8
Adjustment to remove impact of Southeast Texas pooling	(17.3)		—
Other	2.2		—

Distributable cash flow(1)	$55.0		$46.4

Adjusted net income attributable to partners	$47.1	$35.1	$28.0
Net income attributable to predecessor operations	(2.6)	(5.9)	—
General partner’s interest in adjusted net income	(8.5)	(5.8)	(5.8)

Adjusted net income allocable to limited partners	$36.0	$23.4	$22.2

Adjusted net income per unit - basic and diluted	$0.77	$0.57	$0.54

Net cash provided by operating activities	$61.0	$92.7	$64.0
Interest expense	12.6	8.0	8.0
Distributions from unconsolidated affiliates, net of earnings	0.1	(1.1)	(2.7)
Net changes in operating assets and liabilities	(11.5)	(61.8)	(41.5)
Net income or loss attributable to noncontrolling interests, net of depreciation and income tax	(1.1)	(7.1)	(7.1)
Non-cash commodity derivative mark-to-market	22.6	34.9	33.7
Other, net	(0.2)	(1.7)	(2.1)

Adjusted EBITDA	83.5	63.9	52.3

Interest expense, net of derivative mark-to-market and other	(9.2)		(7.8)
Maintenance capital expenditures, net of reimbursable projects	(3.3)		(1.7)
Distributions from unconsolidated affiliates, net of earnings	(0.1)		2.7
Adjustment to remove impact of Southeast Texas pooling	(17.3)		—
Other	1.4		0.9

Distributable cash flow(1)	$55.0		$46.4

1)	Distributable cash flow has not been calculated under the pooling method for all periods presented.

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

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DCP MIDSTREAM PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

SEGMENT FINANCIAL RESULTS AND OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2012	As Reported in 2011
	(Millions, except as indicated)
Distributable cash flow	$55.0	$46.4
Distributions declared	$42.6	$33.4

Distribution coverage ratio	1.29x	1.39x

Distributable cash flow	$55.0	$46.4
Distributions paid	$36.7	$30.0

Distribution coverage ratio — paid	1.50x	1.55x

	Three Months Ended March 31,
	2012	2011	As Reported in 2011
	(Millions, except per unit amounts)
Reconciliation of Non-GAAP Financial Measures:
Natural Gas Services Segment:
Financial results:
Segment net income (loss) attributable to partners	$21.7	$(2.2)	$(10.9)
Non-cash loss commodity derivative mark-to-market	23.0	34.6	33.4
Depreciation and amortization expense	22.3	21.9	17.5
Noncontrolling interest on depreciation and income tax	(0.4)	(3.6)	(3.6)

Adjusted segment EBITDA	$66.6	$50.7	$36.4

Operating and financial data:
Natural gas throughput (MMcf/d)	1,678	1,480	1,274
NGL gross production (Bbls/d)	63,186	56,819	40,674
Operating and maintenance expense	$18.3	$21.0	$16.5

NGL Logistics Segment:
Financial results:
Segment net income attributable to partners	9.6	$4.7	$4.7
Depreciation and amortization expense	2.2	1.7	1.7

Adjusted segment EBITDA	$11.8	$6.4	$6.4

Operating and financial data:
NGL pipelines throughput (Bbls/d)	82,695	45,713	45,713
Operating and maintenance expense	$4.2	$4.0	$4.0

Wholesale Propane Logistics Segment:
Financial results:
Segment net income attributable to partners	$16.7	$17.5	$17.5
Non-cash (gain) loss commodity derivative mark-to- market	(0.4)	0.3	0.3
Depreciation and amortization expense	0.7	0.7	0.7

Adjusted segment EBITDA	$17.0	$18.5	$18.5

Operating and financial data:
Propane sales volume (Bbls/d)	34,379	40,038	40,038
Operating and maintenance expense	$3.8	$3.6	$3.6

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	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar

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DCP MIDSTREAM PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Q211	Q311	Q411	Q112	Twelve months ended March 31, 2012
			(Millions)
Net income attributable to partners	$47.7	$68.5	$4.7	$23.3	$144.2
Net income related to retrospective pooling of Southeast
Texas	(6.2)	(2.2)	(6.2)	—	(14.6)

Net income (loss) attributable to partners as originally reported	$41.5	$66.3	$(1.5)	$23.3	$129.6

	As Reported in Q211	As Reported in Q311	As Reported in Q411	Q112	Twelve months ended March 31, 2012 (As Originally Reported)
		(Millions, except as indicated)
Net income (loss) attributable to partners as originally reported	$41.5	$66.3	$(1.5)	$23.3	$129.6
Maintenance capital expenditures, net of reimbursable projects	(2.3)	(2.6)	(2.9)	(3.3)	(11.1)
Depreciation and amortization expense, net of noncontrolling interests	16.8	17.2	17.0	24.8	75.8
Non-cash commodity derivative mark-to-market	(21.8)	(60.0)	25.4	22.6	(33.8)
Distributions from unconsolidated affiliates, net of losses and earnings	2.7	2.3	1.6	(0.1)	6.5
Proceeds from asset sales and assets held for sale, net of noncontrolling interests	—	2.3	1.4	—	3.7
Impact of minimum volume receipt for throughput commitment	1.3	1.4	(4.4)	1.6	(0.1)
Non-cash interest rate derivative mark-to-market	0.8	0.7	0.5	1.2	3.2
Adjustment to remove impact of Southeast Texas pooling	—	—	—	(17.3)	(17.3)
Other	—	—	0.3	2.2	2.5

Distributable cash flow	$39.0	$27.6	$37.4	$55.0	$159.0

Distributions declared	$34.0	$34.9	$36.7	$42.6	$148.2

Distribution coverage ratio	1.15x	0.79x	1.02x	1.29x	1.07x

Distributable cash flow	$39.0	$27.6	$37.4	$55.0	$159.0

Distributions paid	$33.4	$34.0	$34.9	$36.7	$139.0

Distribution coverage ratio — paid	1.17x	0.81x	1.07x	1.50x	1.14x